Exhibit 35.2

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

Citigroup Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates
Series 2015-GC31 (the “Trust”)

I, William A. Clarkson, on behalf of Torchlight Loan Services, LLC, as special servicer (the “Certifying Servicer”), certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities for the fiscal year 2019 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date:February 28, 2020

TORCHLIGHT LOAN SERVICES, LLC, as Special Servicer

By:	/s/ William A. Clarkson Name: William A. Clarkson Title: Authorized Signatory

280 Park Avenue, New York, NY 10017

T 212.883.2800 F 212.883.2560

E info@torchlightloanservices.com

  www.torchlightinvestors.com